Exhibit 1.01

Nova Measuring Instruments Ltd.
Conflict Minerals Report
For the Year Ended December 31, 2015

Introduction

This Conflict Minerals Report of Nova Measuring Instruments Ltd. (the “Company”, “Nova”, “we”. "us" or “our”) for the reporting period from January 1, 2015 to December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“Conflict Minerals”), and which are necessary to the functionality or production of their products. The Rule requires each of these registrants to conduct a reasonable country of origin inquiry ("RCOI") with respect to the sourcing of the Conflict Minerals that such company uses in its products and, if it has no reason to believe that the Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), file a description of the inquiry performed and the results of such inquiry on Form SD. If after conducting a RCOI as required by SEC rules a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence with respect to the source and chain of custody of the Conflict Minerals in order to determine whether or not such Conflict Minerals directly or indirectly financed or benefited armed groups in the Covered Countries, and describe such due diligence measures in a Conflict Minerals Report that is included as an exhibit to its Form SD.

Nova is committed to responsible sourcing of minerals and has taken action to increase transparency in its supply chain and ensure responsible procurement by its suppliers and sub-suppliers. Nova has adopted a policy with respect to the sourcing of Conflict Minerals, which is available on its website at: www.novameasuring.com under Corporate Section/Corporate Responsibility. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference into this document.

Consistent with the Rule and the SEC’s April 29, 2014 statement relating to the Rule, this Conflict Minerals Report has not been audited by an independent private sector auditor.

Company and Products Overview

Nova is a leading innovator and a key provider of metrology solutions for advanced process control used in semiconductor manufacturing. Nova offers in-line optical and x-ray stand-alone metrology systems and integrated optical metrology systems, each which is attached directly to wafer fabrication process equipment. Our metrology product portfolio combined with Nova’s modeling software, aim to deliver unique measurement solutions to measure the most advanced semiconductor technology nodes. Our metrology systems measure various film thickness and composition properties as well as critical-dimension (CD) variables during various front-end and back-end of line steps in the semiconductor wafer fabrication process, allowing semiconductor manufacturers to improve quality, productivity and yields, lower manufacturing costs and increase profitability. Nova supplies its metrology solutions to major semiconductor manufacturers worldwide and serves customers from offices in Taiwan, Korea, Singapore, Japan, United States, and Europe.

The scope of this report includes all of the Company’s consolidated businesses and subsidiaries (except ReVera, Inc., the acquisition of which was completed on April 2, 2015). In addition, this report refers to the purchase of parts and sub-assemblies ("Components") used for the manufacturing of our measurement tools, with all such purchasing decisions executed and controlled from our headquarters and manufacturing facility in Ness-Ziona-Rehovot, Israel. During 2015, all such Components were purchased from third parties and were delivered to this facility, where they were integrated into complete systems that constitute the tools that we sold to others.

Because metals such as tin, tantalum, tungsten and gold included in the definition of Conflict Minerals are generally contained in our Components, we believe that Nova products contain Conflict Minerals that are necessary to the functionality or production of our products.

Reasonable Country of Origin Inquiry (“RCOI”)

Because we believe that Conflict Minerals were necessary to the functionality or production of products manufactured, or contracted to be manufactured, by us during 2015, we performed a RCOI to determine whether the Conflict Minerals in such products originated from the Covered Countries and whether these Conflict Minerals did not come from recycled or scrap sources.

The products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of Components from many manufacturers. Nova has an extensive and varied supply chain and does not have a direct relationship with Conflict Minerals smelters or refiners. Rather, the manufacturing process for Nova's products is significantly removed from the mining, smelting and refining of Conflict Minerals. In this regard, Nova does not purchase Conflict Minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the original sources of Conflict Minerals and the ultimate manufacture of its products. Therefore, tracing these minerals to their sources is a challenge that requires Nova to rely on its first-tier (i.e., direct) manufacturers and suppliers ("Suppliers") in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals. Accordingly, to gather information from our Suppliers, we utilized a standard template for Conflict Minerals reporting designed by the Conflict Free Sourcing Initiative (“CFSI”), known as the Conflict Minerals Reporting Template (the “CMRT”). We relied on our Suppliers to complete the CMRT in order to provide information on the origin of the Conflict Minerals contained in Components supplied to us – including information regarding the sources of Conflict Minerals that are supplied to our Suppliers from lower tiers in the chain (i.e., sub-suppliers). In addition, with respect to the certification of smelters and refiners as conflict free, we have relied upon the findings of the CFSI's Conflict Free Smelter Program.

The RCOI undertaken by Nova in 2015 consisted of sending letters and CMRTs to 19 of our largest first-tier Suppliers which we concluded were providing us with Components that do, or may, contain Conflict Minerals that are necessary to the functionality or production of our products and which accounted for over 90% of all applicable 2015 expenditures by the Company for Components that potentially incorporate Conflict Minerals that are necessary to the functionality or production of our products. These Suppliers are our turnkey Suppliers, which means that they are in direct contact with our supply chain management team, are considered to be our strategic partners and have a long term relationship with the Company. The letters we sent to such Suppliers explained the Rule and referred the Suppliers to online training materials and instructions, sought their support and cooperation in the Company’s efforts in connection with Conflict Minerals, provided a copy of our Conflict Minerals policy, and asked them to complete the CMRT. Working with a third-party service provider to compile the survey results, the Company reviewed the responses and followed up as necessary by sending periodic reminders to non-responsive Suppliers and following up on responses that appeared to be inconsistent, incomplete or inaccurate.  In the end, the response rate from Suppliers asked to participate was 84%.

Based on information obtained in the RCOI, and taking into account the complexities of its supply chain, Nova concluded that it did not have sufficient information to determine the country of origin of the Conflict Minerals in its products and was unable to rule out the possibility that Conflict Minerals used in its products originated, or may have originated, from the Covered Countries. Therefore, in accordance with the Rule, Nova undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of its products during 2015. There is significant overlap between our RCOI efforts and our due diligence measures performed.

Due Diligence

Design of Due Diligence Framework

Our due diligence measures have been designed, in all material respects, to conform as far as practicable with the internationally recognized due diligence framework prescribed by the Organization for Economic Co-operation and Development ("OECD") known as "Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas" and related supplements for Conflict Minerals (the “OECD Guidance”).

Due Diligence Measures Performed

In substantial conformance with the OECD Guidance, our due diligence efforts for calendar year 2015 included the following steps:

Step 1. Establish Strong Company Management Systems

•	Nova established a cross-functional Conflict Minerals steering committee that includes representatives from the following areas: operations (purchasing and engineering), and legal and compliance. Regular meetings of our Conflict Minerals steering committee were held and the committee periodically updated representatives of our senior management on the status of the Conflict Minerals program.
•	Nova established a system of controls to promote transparency in its Conflict Mineral supply chain which included adopting the OECD Guidance and the CMRT as our reporting template, using a third-party software provider to compile supplier responses and holding follow up meetings of the Conflict Minerals steering committee on the progress of its Conflict Minerals efforts. We believe that following the OECD Guidance for our due diligence efforts and usage of the CMRT is currently the best way to gather information on the source of Conflict Minerals in our products. Nova retains relevant Conflict Minerals documentation in a structured electronic database.
•	Nova adopted a Conflict Minerals Policy (the "Policy"), which has been communicated both throughout the Company and to Suppliers, and is publicly available on the Company's website at: www.novameasuring.com under Corporate Section/Corporate Responsibility. The Policy:
o	Affirms Nova's commitment to responsible sourcing of minerals and to increasing transparency in its supply chain;
o	Describes, in general terms, the standards adopted by Nova in connection with Conflict Minerals, including a commitment to the OECD Guidance and the use of the CMRT;
o	Indicates that Nova expects its Suppliers to (i) take all reasonable steps to identify and assess risk in their supply chain, (ii) make continued efforts to ensure that Conflict Minerals that directly or indirectly finance or benefit armed groups in Covered Countries are not used in products sold or supplied to Nova, and (iii) cooperate with the Company's supply chain due diligence efforts by completing the CMRT each year in a timely manner; and
o	Includes a grievance procedure for Suppliers and other external parties to contact Nova should they wish to seek guidance or report concerns regarding Conflict Minerals.
•	Nova sent letters and CMRTs to a substantial portion of the Company’s first-tier Suppliers identified during an applicability assessment phase as providing Components that do, or may, contain Conflict Minerals that are necessary to the functionality or production of our products. The letter informed the Suppliers that Nova is subject to the Rule, advised them of Nova's commitment to responsible sourcing of minerals, and indicated that their cooperation in the due diligence efforts is expected, including by completion of the CMRT.
•	Nova made training materials available to such first-tier Suppliers that included an overview of the Rule and instructions on how to complete the CMRT survey.
•	For each purchase order issued by our computerized purchase order system for purchasing Components, Suppliers are required to accept our terms and conditions, which include, among others, that (i) upon request, a Supplier shall provide Nova with information regarding its products that contain Conflict Minerals, and (ii) in certain cases, Nova reserves the right to immediately terminate the purchase order and cease all procurement activity with the supplier.

Step 2. Identify and Assess Risks in the Supply Chain

Nova identified and assessed risk in its supply chain as follows: First, Nova identified its major first-tier (i.e., direct) Suppliers that provide Components that potentially incorporate Conflict Minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture, in 2015 (and which accounted for a substantial portion of all applicable expenditures on Components by the Company in 2015). Nova then requested information from such Suppliers regarding the source and chain of custody of Conflict Minerals in its supply chain. To facilitate the collection of complete, accurate, standardized and verifiable information, the Company relied primarily on the CMRT, which seeks information regarding country of origin of Conflict Minerals, mine location and smelters and refiners used.

We reviewed Suppliers’ responses in order to track smelters and refiners of Conflict Minerals in our supply chain which have not received a conflict-free designation based on CFSI's Conflict Free Smelters Programs.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

Nova initiated a supply chain survey with selected Suppliers using the CMRT in order to identify those smelters and refiners which supplied Conflict Minerals used in Nova's products. Nova monitored and tracked its performance in this area by reviewing Supplier responses. Each CMRT completed by Suppliers was entered into a database maintained by a third-party service provider and reviewed.  For non-responsive Suppliers or Suppliers which provided unclear or incomplete responses, an escalation process was used in order to obtain complete and accurate required information, sometimes requiring multiple telephone and/or email contacts to further the data collection process.

In addition, smelters or refiners that were identified in the responses were compared against the list of facilities which have received a DRC conflict free designation from the CFSI's Conflict Free Smelter Program ("conflict free" meaning generally that they did not directly or indirectly finance or benefit armed groups in the Covered Countries), and country of origin information for the smelters and refiners identified by the supply chain responses were reviewed using CFSI data.

Finally, representatives of our senior management were briefed about our due diligence efforts and findings on a regular basis.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Nova is several steps removed from smelters and refiners that process the Conflict Minerals used in its products, does not have any direct relationships with such smelters or refiners and does not perform direct audits of smelters and refiners within its supply chain. Therefore, Nova relied on conflict-free designations based on organizations activities such as CFSI's Conflict Free Smelters Programs.

Step 5.  Report Annually on Supply Chain Due Diligence

The Company is reporting on its supply chain due diligence, as required by the Rule, and has posted its Form SD and Conflict Minerals Report on its website at: www.novameasuring.com under Investors Section/SEC Filings.

Results of assessment

As indicated above, the products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of Components from many Suppliers. Because there are generally multiple tiers between the mines that extract Conflict Minerals and our Suppliers, we relied on our Suppliers to provide information on the origin of the Conflict Minerals contained in Components supplied to us.

In all, the Company surveyed 19 Suppliers representing approximately 90% of applicable expenditures by the Company on Component costs for its products in 2015.  The completed response rate was of 84%. Of the Suppliers providing a complete response, 15% are SEC registrants and themselves subject to the Rule.

As part of our due diligence efforts and based on the information received from our Suppliers, we identified 255 smelters and refiners of Conflict Minerals used generally in their supply chains, of which 74% have been certified as conflict free by CFSI's Conflict Free Smelter Program, and 10% are currently engaged in the CFSI audit process. A list of these identified smelters and refiners is provided in Appendix A hereto.

Some Suppliers were unable to provide a complete list of smelters and refiners.  In addition, despite receiving information regarding smelters or refiners used generally by some Suppliers in their supply chains, these Suppliers were unable to report which such smelters or refiners were part of the supply chain applicable to the specific Components that were sold to us. As a result, Nova is unable to identify with accuracy the country of origin of the Conflict Minerals used in the Company’s products in 2015.

However, based on information received from the Company’s Suppliers, the Company believes that a portion of the Conflict Minerals used in some of its products may have been mined in the locations specified in Appendix B hereto.  As identified by our Suppliers, Conflict Minerals sourced from Covered Countries were all provided by smelters and refiners certified as conflict free by CFSI's Conflict Free Smelter Program.

Information gathered from our Suppliers is not on a continuous, real-time basis. The Company can only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals used in its products, since the information comes from direct Suppliers and independent third-party audit programs.

Continuous improvement efforts to mitigate risk

Nova intends to continue to improve its due diligence efforts and measures and increase supply chain transparency by taking, among others, the following steps:

•	Continue to collect information regarding products manufactured in future periods and validate supplier responses using updated CMRT and information collected via independent, conflict free smelter validation programs such as the CFSI's Conflict Free Smelter Program;

•	Continue to engage and encourage our Suppliers to obtain current, accurate and complete information about their supply chain, smelters and refiners;

•	Enhance communication and escalation process with Suppliers in order to improve the number of Suppliers that respond to Nova's supply chain surveys and to improve due diligence data accuracy and completion;

•	Work with our Suppliers to help them better understand and satisfy Nova's Conflict Minerals requirements;

•	Consider encouraging our Suppliers to implement responsible sourcing, including examining and replacing their smelters and refiners which are not compliant with organization assessments such as that of CFSI; and

•	Consider suspending or discontinuing engagement with a Supplier after failed attempts at mitigation.

Forward Looking Statements

Forward looking statements in this Conflict Minerals Report are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Conflict Minerals Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further Supplier engagement, due diligence and risk mitigation efforts and strategy, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward looking statements. Words such as “expects,” “anticipates,” “intends,” variations of these words, and similar expressions are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate Supplier education and knowledge, limitations on the ability or willingness of Suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by Suppliers or others. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this Report, or any forward looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Appendix A

List of Identified Smelters or Refiners

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.	Republic of Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Faggi Enrico S.p.A.	Italy
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany

Metal	Smelter Name	Smelter Country
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co., Ltd.	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co., Ltd.	Republic of Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L' azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation

Metal	Smelter Name	Smelter Country
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAMWON Metals Corp.	Republic of Korea
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China

Metal	Smelter Name	Smelter Country
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CV Gita Pesona	Indonesia

Metal	Smelter Name	Smelter Country
Tin	PT Justindo	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Phoenix Metal Ltd.	Rwanda
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia

Metal	Smelter Name	Smelter Country
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China

Metal	Smelter Name	Smelter Country
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China

Appendix B

List of Countries of Origin of Conflict Minerals

Based on our due diligence, the above smelters and refiners may process Conflict Minerals from one or more of the following countries of origin: Australia, Belgium, Bolivia, Brazil, Canada, China, Democratic Republic of Congo, Ethiopia, Germany, Hong Kong, India, Indonesia, Japan, Malaysia, Mexico, Mozambique, Namibia, Peru, Republic of Korea, Russian Federation, Rwanda, Sierra Leone, South Africa, Switzerland, Taiwan, United States and Zimbabwe.

On account of incomplete information, Nova is unable at this time to determine and describe in this report a complete list of either the facilities used to process the Conflict Minerals used in its products or the countries of origin of such Conflict Minerals.